AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 2002

                                                 Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           VIRILITECH INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

                               Delaware 11-3447894
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                236 Broadway Ave., Suite 201, Brooklyn, NY 11211
                            (800) 775-0712 ext. 4144
          (Address and telephone number of principal executive offices)

                                   BELLA ROTH
                          236 Broadway Ave., Suite 201
                               Brooklyn, NY 11211
                            (800) 775-0712 ext. 4144
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                              G. DAVID GORDON, ESQ.
                       G. DAVID GORDON & ASSOCIATES, P.C.
                         7633 EAST 63RD PLACE, SUITE 210
                                 TULSA, OK 74133
                     TEL (918) 254-4997 - FAX (918) 254-2988

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed           Proposed
          Title of Each                                           Maximum            Maximum        Amount of
       Class of Securities            Amount to be            Offering Price        Aggregate     Registration
        To be Registered             Registered (1)          Per Security (2)    Offering Price        Fee

Common stock, par $.0001 (3)              100,000                  $0.25          $25,000.00       $2.30
Common stock, par $.0001 (4)              325,000                  $0.25          $81,250.00       $7.48
                                                                                                   -----
                                                                                                   $9.78

(1) This registration statement covers any additional shares of common stock of Virilitec Industries, Inc. that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of our outstanding common stock.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the bid and asked price for our common stock on the OTC Bulletin Board on May 14, 2002.
(3)            Represents   shares  of  common   stock   held  by  the   Selling
               Shareholders.
(4) Represents shares of common stock issuable upon the exercise of outstanding warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                       SUBJECT TO COMPLETION MAY 22, 2002

                           VIRILITEC INDUSTRIES, INC.

                      Up to 425,000 Shares of Common Stock

This offering relates to the resale of an aggregate of up to 300,000 shares of common stock of Virilitec Industries, Inc. by persons who are referred to in this prospectus as Selling Shareholders. The shares that may be resold pursuant to this prospectus include 100,000 shares of Common Stock owned by the Selling Shareholders and 325,000 shares of Common Stock issuable upon the exercise of warrants owned by the Selling Shareholders. Our filing of the registration statement of which this prospectus is a part is intended to satisfy our obligations to the Selling Shareholders to register for resale the shares issued to them and the shares issuable upon exercise of the warrants owned by them.

We are not offering or selling any shares of our Common Stock pursuant to this prospectus. We will not receive any proceeds from the sale of the shares by the Selling Shareholders. We will, however, receive proceeds if Selling Shareholders pay cash to exercise some or all of the warrants owned by the Selling Shareholders. We will bear the expenses of the offering of the shares, except that the Selling Shareholders will pay any applicable underwriting discounts, brokerage fees or commissions and transfer taxes, as well as fees and disbursements of their counsel and advisors.

Our common stock is quoted on the over-the-counter or OTC Bulletin Board under the trading symbol "VRLT." On May 13, 2002, the average of the bid and asked price of our common stock was $0.25 per share. The Selling Shareholders may sell the shares from time to time in public or private transactions occurring on or off the OTC Bulletin Board, at prevailing market prices or at negotiated prices. Sales may be made directly to purchasers or through brokers or to dealers, who are expected to receive customary commissions or discounts.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission. You should read both this prospectus and any related prospectus supplement together with additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

You should carefully consider the "Risk Factors" beginning on page 5 before making a decision to purchase shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     The date of this prospectus is , 2002.


                                                                                                        PAGE

ITEM   2. TABLE OF CONTENTS                                                                               3
ITEM   3. SUMMARY INFORMATION AND RISK FACTORS                                                            5
ITEM   4. USE OF PROCEEDS                                                                                 7
ITEM   5. DETERMINATION OF OFFERING PRICE                                                                 7
ITEM   6. DILUTION                                                                                        7
ITEM   7. SELLING SECURITY HOLDERS                                                                        7
ITEM   8. PLAN OF DISTRIBUTION                                                                            9
ITEM   9. LEGAL PROCEEDINGS                                                                               10
ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                                    10
ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT                                                                                      12
ITEM 12.  DESCRIPTION OF SECURITIES                                                                       13
ITEM 13.  INTEREST OF NAMED EXPERTS AND COUNSEL                                                           13
ITEM 14.  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
          SECURITIES ACT LIABILITIES                                                                      13
ITEM 15.  ORGANIZATION WITHIN LAST FIVE YEARS                                                             14
ITEM 16.  DESCRIPTION OF BUSINESS                                                                         14
ITEM 17.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                                       15
ITEM 18.  DESCRIPTION OF PROPERTY                                                                         17
ITEM 19.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                  17
ITEM 20.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                                        18
ITEM 21.  EXECUTIVE COMPENSATION                                                                          20
ITEM 22.  FINANCIAL STATEMENTS                                                                            22
ITEM 23.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
          AND FINANCIAL DISCLOSURE                                                                        22
ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                                                       22
ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                                                     23
ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES                                                         23
ITEM 27.  EXHIBITS                                                                                        23
ITEM 28.  UNDERTAKINGS                                                                                    24

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

(a)      SUMMARY

Virilitec  Industries,   Inc.  ("Virilitec",   or  the  "Company"),  a  Delaware
corporation, was organized on August 11, 1998.

The Company was formed to license and distribute a line of bioengineered virility nutritional supplements, designed to enhance human male sperm count and potency (the "Product"). The Product is a nutritional supplement derived from natural materials and compounds. While the Company believes it contains properties that could stimulate human male sperm production and sexual virility, it does not make any claims whatsoever that the Product does in fact induce the desired results. The Company has not clinically tested the Product, nor has it been clinically tested in a previous formulation. There is no statistical data to support any claims of effectiveness and the Company makes no such clinical claims. In this manner, the Product could be compared to a vitamin or herb, in that it is a nutritional supplement taken by individuals who believe that such supplements will have an effect upon a certain condition whether or not such result has been determined clinically to be a product of utilizing the supplement. There are other nutritional supplements that claim to have similar effectiveness as the Company's Product. However, to the Company's knowledge, none of them have demonstrated recognized clinical effectiveness.

Management believes that the current success and widespread coverage generated by Pfizer's Viagra(R) has positioned the market to be receptive to the introduction of a naturally derived nutritional supplement that is cheaper and may produce a positive effect upon male potency. As such, the Company entered into an agreement with Vitahealth Scientific, Inc., a New York corporation ("Vitahealth"), regarding the distribution of its nutritional supplement geared toward enhancing male potency and sperm count. Management believes that it can be successful in capitalizing on the market awareness of concerns over male potency by introducing the Product into worldwide markets.

THE OFFERING

Common stock offered by Selling Shareholders                     100,000 shares
Common stock issuable upon exercise of outstanding warrants      325,000 shares

Common stock outstanding:
 Prior to the offering                                         4,839,130 shares
 After the offering*                                           5,164,130 shares

* Assumes that all outstanding warrants are exercised.

SELECTED FINANCIAL DATA

The following summary of our financial information has been derived from our unaudited financial statements for the six months ended January 31, 2002 which were included in our Form 10-QSB dated January 31, 2002 and attached hereto.

Statement of Operations Data:


Net sales                                                         $      11,300
Selling, general and administrative expenses                             21,844
                                                                  -------------
Net loss                                                          $     (10,544)
                                                                  =============
                                       4

Balance Sheet Data:

Cash                                                              $      29,145
Other current assets                                                     34,206
Other assets                                                              6,375
                                                                  -------------
  Total assets                                                    $      69,726
                                                                  =============

Total liabilities                                                 $      16,217
Total stockholders' equity                                               53,509
                                                                  -------------
  Total liabilities and stockholders' equity                      $      69,726
                                                                  =============

The following summary of our financial information has been derived from our financial statements for the two years ended July 31, 2001 and 2000 and for the period from inception (August 11, 1998) through July 31, 2001 which were included in our Form 10-KSB/A dated July 31, 2001, and attached hereto.


                                                                                         Inception
                                                                                     (August 11, 1998)
                                                     Years ended                          through
                                           July 31, 2001       July 31, 2000           July 31, 2001

Revenues                                    $  45,320           $  10,200               $  55,520

Operating expenses                             51,996              48,451                 272,826
                                               ------              ------                 -------

Operating loss                                 (6,676)            (38,251)               (217,305)
                                               =======            ========               =========

Net loss                                    $  (6,676)         $  (38,251)            $  (217,281)
                                            ==========         ===========            ============

(b)      RISK FACTORS

Prospective investors should carefully consider the following factors, in addition to the other information contained in this prospectus, in connection with an investment in the Common Stock offered hereby. This prospectus contains certain forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this prospectus. An investment in the Common Stock offered hereby involves a high degree of risk and is suitable only for investors who are able to afford to lose their entire investment.

We Have VERY LIMITED Sales, AND We Will PROBABLY Not Have SUBSTANTIAL Sales In The Foreseeable Future, We Are In An Early Stage of Development And We May Never HAVE SUBSTANTIAL Products SALES Or Become Profitable.

The Company was formed to license and distribute a line of bioengineered virility nutritional supplements, designed to enhance human male sperm count and potency (the "Product"). The Product is a nutritional supplement derived from natural materials and compounds. While the Company believes it contains properties that could stimulate human male sperm production and sexual virility, it does not make any claims whatsoever that the Product does in fact induce the desired results. The Company has not clinically tested the Product, nor has it been clinically tested in a previous formulation. There is no statistical data to support any claims of effectiveness and the Company makes no such clinical claims. In this manner, the Product could be compared to a vitamin or herb, in that it is a nutritional supplement taken by individuals who believe that such supplements will have an effect upon a certain condition whether or not such result has been determined clinically to be a product of utilizing the supplement. There are other nutritional supplements that claim to have similar effectiveness as the Company's Product. However, to the Company's knowledge, none of them have demonstrated recognized clinical effectiveness. The amount of time necessary to successfully commercialize any of our product candidates is long and uncertain and successful commercialization may not occur at all. As a result, we may never become profitable.

We May Not Be Successful In The Development And Commercialization Of Products. Our Initial Product Is In An Early Stage Of Development And Substantial Additional Funds and Effort Will Be Necessary For Development And Commercialization.

Management believes that the current success and widespread coverage generated by Pfizer's Viagra(R) has positioned the market to be receptive to the introduction of a naturally derived nutritional supplement that is cheaper and may produce a positive effect upon male potency. As such, the Company entered into an agreement with Vitahealth Scientific, Inc., a New York corporation ("Vitahealth"), regarding the distribution of its nutritional supplement geared toward enhancing male potency and sperm count. Management believes that it can be successful in capitalizing on the market awareness of concerns over male potency by introducing the Product into worldwide markets.

Vitahealth has sold a nutritional supplement designed to enhance male potency and sperm count in the past. However, Vitahealth spent most of the fiscal year reformulating its product to produce a Product with greater efficacy in producing the desired results. In conjunction with the reformulation of the Product, Vitahealth also revamped its production line, with all new commercial grade production and encapsulation equipment intended to allow it to produce the Product at a high volume. The facility is expected to have full certification from the Israel Department of Health. The certification from the Israel Department of Health is not a drug review or certification of the product itself. The facility is being built with "off the shelf" equipment, under standard health procedures. One of the principals of Vitahealth has previously manufactured a similar product in Israel, and is well versed in the applicable regulations. The production facility was designed and constructed under his direct supervision. The certification from the Israeli Department of Health is akin to certification from any local health department. They verify that the premises are clean and sanitary for the usage intended. As construction is supervised by an individual who is experienced with the health requirements, the Company expects that there should be no problem in the issuance of its certification.

Our Potential Therapeutic Products Are Subject To A Lengthy And Uncertain Regulatory Process. If Our Potential Products Are Not Approved, We Will Not Be Able To Commercialize These Products. Even If Product Candidates Emerge Successfully From Clinical Trials, We May Not Be Able To Successfully Manufacture, Market and Sell Them.

The FDA must approve any therapeutic product before it can be marketed in the United States. Before we can file a new drug application license with the FDA, the product must undergo extensive testing, including animal and human clinical trials, which can take many years and require substantial expenditure. Data obtained from such testing are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, changes in regulatory policy for product approval during the period of product development and regulatory agency review of each submitted new drug application may cause delays or rejections. The regulatory process is expensive and time consuming.

Even after investing significant time and resources, we may not obtain regulatory approval for our product. If we do not receive regulatory approval, we cannot sell the product. Even if we receive regulatory approval, this approval may place limitations on the indicated uses for which we can market the product. Further, once regulatory approval is obtained, a marketed product and its manufacturer are subject to continual review, and discovery of previously unknown problems with a product or manufacturer may result in restrictions on the product, manufacturer and manufacturing facility, including withdrawal of the product from the market. In certain countries, regulatory agencies also set or approve prices.

Due to the nature of the Product, and the high cost of qualifying for US FDA approval, management determined that the best way to market the Product initially was to pursue sales internationally. The Company has not received any professional or governmental opinion that it would not be subject to governmental regulation in those countries in which the Company intends to sell the Product. However, in the Company's research of the market (via the internet, contacts with other providers of nutritional supplements and informal discussions with counsel), the Company has found overseas markets to be much more liberal in regulation than the United States. In fact a principal of Vitahealth (the Company's supplier) has sold a similar product to the overseas market without governmental regulatory involvement. As such, the Company has identified independent sales agents in England and Israel where it could, in the opinion of management, successfully introduce the Product with little or no regulatory approval needed. Due to the delays involved with commencing Product production, the Company was uncertain as to the start of the sales process and could not, in good faith, make commitments to potential distributors. As such, management has delayed interviewing potential distributors in other countries. As soon as sales via the Israel and England distributors are established, the Company will resume its efforts to identify and engage additional international distributors.

Any Inability To Adequately Protect Our Proprietary Technologies Could Harm Our Competitive Position.

We do not have any protection from issued patents covering any of the technology for the products we intend to sell. Our success will depend in part on our ability to obtain patents and maintain adequate protection of other intellectual property for our technologies and products in the United States and other countries. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate our competitive advantage. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these foreign countries.

The patent positions of biotechnology companies, including our patent positions, involve complex legal and factual questions and, therefore, validity and enforceability cannot be predicted with certainty. Patents may be challenged, deemed unenforceable, invalidated or circumvented. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies are covered by valid and enforceable patents or are effectively maintained as trade secrets. We will apply for patents covering both our technologies and product candidates as we deem appropriate. However, we may fail to apply for patents on important technologies or products in a timely fashion, or at all, and in any event, the applications we do file may be challenged and may not result in issued patents. Any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing competing products. Furthermore, others may independently develop similar or alternative technologies or design around our patented technologies. In addition, others may challenge or invalidate our patents, or our patents may fail to provide us with any competitive advantages. If the use or validity of any of our patents is ever challenged, resulting in litigation or administrative proceedings, we would incur substantial costs and the diversion of management in defending the patent. In addition, we do not control the patent prosecution of technology that we license from others. Accordingly, we are unable to exercise the same degree of control over this intellectual property as we would over technology we own.

We rely upon trade secrets protection for our confidential and proprietary information. We have taken measures to protect our proprietary information. These measures may not provide adequate protection for our trade secrets or other proprietary information. We seek to protect our proprietary information by entering into confidentiality agreements with employees, collaborators and consultants. Nevertheless, employees, collaborators or consultants may still disclose our proprietary information, and we may not be able to meaningfully protect our trade secrets. In addition, others may independently develop substantially equivalent proprietary information or techniques or otherwise gain access to our trade secrets.

Many Potential Competitors Who Have Greater Resources And Experience Than We Do May Develop Products And Technologies That Make Ours Obsolete.

The biotechnology industry is characterized by rapid technological change and is a rapidly evolving field. Our future success will depend on our ability to maintain a competitive position with respect to technological advances. Rapid technological development by others may result in our products and technologies becoming obsolete.

We face, and will continue to face, intense competition from organizations such as large biotechnology and pharmaceutical companies, as well as academic and research institutions and government agencies. These organizations may develop technologies that are superior alternatives to our technologies. Further, our competitors may be more effective at implementing their technologies to develop commercial products.

Any products that we develop through our technologies will compete in multiple, highly competitive markets. Many of the organizations competing with us in the markets for such products have greater capital resources, research and development and marketing staffs, facilities and capabilities, and greater experience in obtaining regulatory approvals, product manufacturing and marketing. Accordingly, our competitors may be able to develop technologies and products more easily, which would render our technologies and products obsolete and noncompetitive.

We Will Need To Obtain Additional Funds To Support Our Future Operation

Expenses.

Based on our current plans, we believe that we currently have sufficient funds to fund our operating expenses and capital requirements through at least the next 12 months. However, the actual amount of funds that we will need during or after the next 12 months will be determined by many factors, including those discussed in this section. When additional funds are required and we are unable to obtain them on terms favorable to us, we may be required to delay, scale back or eliminate some or all or our research and development programs or to license third parties to develop or market products or technologies that we would otherwise seek to develop or market ourselves. If we raise additional funds by selling additional shares of our capital stock, the ownership interest of our stockholders will be diluted.

If We Lose Our Key Personnel Or Are Unable To Attract And Retain Additional Personnel, We May Be Unable to Discover And Develop Our Products.

We are highly dependent on the services of Dr. Arnold Lipton, the loss of whose services would adversely impact the achievement of our objectives. Our key personnel have no prior experience managing a start-up biotechnology company. We do not currently have sufficient executive management personnel to execute our business plan fully. In addition, recruiting and retaining qualified scientific personnel to perform future research and development work will be critical to our success. Although we believe we will be successful in attracting and retaining qualified personnel, competition may be intense for experienced scientists. Failure to attract and retain skilled personnel would prevent us from pursuing collaborations and developing our products and core technologies to the extent otherwise possible.

Our planned activities will require additional expertise. These activities will require the addition of new personnel including management, and the development of additional expertise by existing management personnel. The inability to acquire or develop this expertise could impair the growth, if any, of our business.

If We Face Claims In Clinical Trials Of A Drug Candidate, These Claims Will Divert Our Management's Time And We Will Incur Litigation Costs.

We face an inherent business risk of clinical trial liability claims in the event that the use or misuse of our product candidate, results in personal injury or death. We may experience clinical trial liability claims if our drug candidates are misused or cause harm before regulatory authorities approve them for marketing. We currently do not maintain clinical liability insurance coverage. Even if we obtain such an insurance policy, it may not be sufficient to cover claims that may be made against us. Clinical trial liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all. Any claims against us, regardless of their merit, could strain our financial resources in addition to consuming the time and attention of our management. If we are sued for any injuries caused by our products, our liability could exceed our total assets.

Some Of Our Existing Stockholders Can Exert Control Over Us, And May Not Make Decisions That Are In The Best Interests Of All Stockholders.

Our officers, directors and principal stockholders (greater that 5% stockholders) together control approximately 84.73% of our outstanding Common Stock. Bella Roth, President and Chairman of the Board of Directors individually controls 79.04% of our outstanding Common Stock. As a result, these stockholders will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of us and might affect the market price of Common Stock, even when a change in control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and accordingly, they could cause us to enter into transactions or agreements which we would not otherwise consider.

The Market Price Of Our Common Stock May Be Highly Volatile.

The market price of our Common Stock has been and is expected to continue to be highly volatile. Factors including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, government regulation, developments or disputes relating to agreements, patents or proprietary rights may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of Common Stock by stockholders and by us, including the Selling Stockholders pursuant to this prospectus and the holders of warrants and options, could have an adverse effect on the price of our Common Stock.

There Is A Large Number Of Shares That May Be Sold In The Market, Which May Depress The Market Price Of Our Common Stock.

Sales of substantial amounts of our Common Stock in the public market, or the perception that these sales might occur, could materially and adversely affect the market price of our Common Stock or our future ability to raise capital through an offering of our equity securities. We have an aggregate of 4,839,130 shares of our Common Stock outstanding. If all options and warrants currently outstanding to purchase shares of our Common Stock are exercised there will be approximately 5,814,130 shares of Common Stock outstanding. Of the outstanding shares, up to 1,614,130 shares are freely tradable without restriction or further registration under the Securities Act, unless the shares are held by one of our "affiliates" as such term is defined in Rule 144 of the Securities Act. The remaining shares may be sold only pursuant to a registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. If the sale and distribution of our shares were to occur, the market price of our Common Stock could decline as a result of the introduction of these shares into the public market.

Our Common Stock Is Classified As A "Penny Stock" Under SEC Rules Which May Make It More Difficult For Our Stockholders To Resell Their Shares Of Our Common Stock.

Our Common Stock is traded on the Nasdaq Over-The-Counter Bulletin Board. As a result, the holders of our Common Stock may find it more difficult to obtain accurate quotations concerning the market value of the stock. Stockholders also may experience greater difficulties in attempting to sell the stock than if it were listed on a stock exchange or quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market. Because our Common Stock is not traded on a stock exchange or on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the Common Stock is less than $5.00 per share, the Common Stock is classified as a "penny stock." SEC Rule 15g-9 under the Securities and Exchange Act of 1934, as amended ("Exchange Act") imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our Common Stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of our Common Stock to resell the stock.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains many forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", "estimate", and "continue" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future operating results or of our financial condition or state other "forward-looking" information.

We believe that it is important to communicate our future expectations to our investors. However, we may be unable to accurately predict or control events in the future. The factors listed in the sections captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Plan of Operations", as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

ITEM 4. USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the Selling Shareholders. The Company will only receive proceeds in the event the Selling Shareholders exercise their warrants.

ITEM 5. DETERMINATION OF OFFERING PRICE

The shares will be sold at prevailing market prices at the time of the sale.

ITEM 6. DILUTION

Not applicable.

ITEM 7. SELLING SECURITY HOLDERS

The following table sets forth certain information known to us with respect to the beneficial ownership of the Company's common stock as of March 31, 2002 by the Selling Shareholders who may sell their common stock pursuant to this prospectus. This information is based upon information provided by each respective Selling Shareholder and Schedules 13D and other public accounts filed with the Commission.

The shares offered by this prospectus may be offered for sale from time to time by the Selling Shareholders. Because the Selling Shareholders may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares, no estimate can be given as to the number of shares that will be held by the Selling Shareholders after the completion of this offering, accordingly, it is assumed that all the shares offered pursuant to this prospectus are sold. No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted.

The number of shares of common stock beneficially owned by the Selling Shareholders includes the shares of common stock beneficially owned by the Selling Shareholders as of the date of this prospectus and shares of common stock underlying options held by the Selling Shareholders that are exercisable within sixty (60) days of March 31, 2002. Except as otherwise indicated, to our knowledge, the Selling Shareholders have sole voting and investment power with respect to all shares beneficially owned by them, or with respect to the shares underlying options, will have sole voting and investment power at the time such shares are sold. The percentages shown in the table below are based upon 4,839,130 shares of common stock outstanding as of March 31, 2002. The numbers shown in the column "Shares Being Offered" include additional shares of common stock that may be issued to each of the Selling Shareholders upon exercise of any options or warrants held by them.


                                        Number of                           Number of       Percentage
                                         Shares                              Shares         Beneficial
                                      Beneficially         Shares         Beneficially       Ownership
                                      Owned Before          Being          Owned After      After this
Selling Shareholder                 this Offering (1)      Offered      this Offering (2)    Offering


Joel Taub                                60,000            60,000               -                -
Frimet Taub                              60,000            60,000               -                -
Chaya Brucha Mermelstein                 60,000            60,000               -                -
Joel Mermelstein                         60,000            60,000               -                -
A. Schwartz                              105,000           105,000              -                -
Rick Clark                               80,000            80,000               -                -


          (1) Pursuant to Rule 13d-3 of the Exchange Act, as used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the disposition of, a security and a person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days of March 31, 2002.
          (2) Assumes the sale by the Selling Shareholders of all shares registered hereby.

ITEM 8. PLAN OF DISTRIBUTION

The Selling Shareholders, or by their pledgees, transferees or other successors in interest, may sell the shares of common stock from time to time in public or private transactions occurring on or off the OTC Bulletin Board, at prevailing market prices or at negotiated prices. Sales may be made directly to purchasers or through brokers or to dealers, who are expected to receive customary commissions or discounts. To this end, the Selling Shareholders may offer their shares for sale in one or more of the following transactions listed and described below:

     o In the over-the-counter market;
     o Through the facilities of any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association on which any of the shares of common stock are then listed, admitted to unlisted trading privileges or included for quotation in privately negotiated transactions;
     o In transactions other than on such exchanges or in the over-the-counter market;
     o In connection with short sales of our common stock;
     o By pledge to secure debts and other obligations;
     o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or
     o In a combination of any of the above transactions.

If the Selling Shareholders sell their shares directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, in connection with such sales, the broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Shareholders and/or the purchasers of the shares for whom they may act as agent or to whom they sell the shares as principal or both. Such commissions, concessions, allowances or discounts might be in excess of customary amounts. To comply with the securities laws of certain jurisdictions, the securities offered in this prospectus will be offered or sold in those jurisdictions only through registered or licensed broker/dealers. In addition, in certain jurisdictions the securities offered in this prospectus may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions, or unless an exemption from registration or qualification is available and is complied with. We are not aware of any definitive selling arrangement at the date of this prospectus between any selling shareholder and any broker-dealer or agent. We will not receive any of the proceeds from the sale of the shares by the Selling Shareholders, but may receive certain funds as described under "Use of Proceeds."

In connection with the distribution of their shares, certain of the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the Selling Shareholders.

The Selling Shareholders may also sell the shares short and redeliver the shares to close out the short positions.

The Selling Shareholders may also enter into option or other transactions with broker-dealers, which require the deliver of the shares to the broker-dealer.

The  Selling   Shareholders   may  also  loan  or  pledge   their  shares  to  a
broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default, may sell the pledged shares.

The Selling Shareholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a selling shareholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). In that case, any profit on the sale of shares by a selling shareholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. Any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer. These shares may later be distributed, sold, pledged, hypothecated or otherwise transferred. In addition to any other applicable laws or regulations, Selling Shareholders must comply with regulations relating to distributions by Selling Shareholders, including Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

ITEM 9. LEGAL PROCEEDINGS

The Company is not currently involved in any material litigation.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages and current positions with the Company held by the Directors, Executive Officers and Significant Employees; together with the year such positions were assumed. There is no immediate family relationship between or among any of the Directors, Executive Officers or Significant Employees, and the Company is not aware of any arrangement or understanding between any Director or Executive Officer and any other person pursuant to which he was elected to his current position.


                                                                                             DATE FIRST
                                                 POSITION OR OFFICE                          ELECTED/
NAME                               AGE           WITH THE COMPANY                            APPOINTED


Bella Roth                         51            President & Chairman of the Board           1998

Arnold A. Lipton, M.D.             71            Vice President; Scientific Advisor;         1998
                                                 Director

Moshe Laufer                       42            Secretary; Treasurer; Director              1998


BELLA ROTH - President and Chairman of the Board of Directors - Mrs. Roth founded the Company in August 1998, and has been its President and Chairman of the Board since inception. From 1988 to 1995 Mrs. Roth was Treasurer, Secretary and a Director of Providential Securities Inc. (OTC: BB PRVH), a publicly traded holding company. From 1996 to 1998, Mrs. Roth was involved in various community projects as she searched for a business opportunity. From 1983 to 1987 she was an officer and Director of Innovative Medical Technologies, a public company involved with the development and marketing of electronic medical devices.

Arnold A. Lipton, M.D. - Vice President & Director - has been a Vice President, the scientific advisor and a Director of the Company since August 17, 1998. Dr. Lipton is a physician with a specialty in Obstetrics and Gynecology. He has been in private practice in Brooklyn, NY since 1970. Dr. Lipton holds an M.D. from Lausanne Medical School, a Masters in Science from the Philadelphia College of Science, and a Bachelors of Science from the Brooklyn College of Pharmacy. Dr. Lipton is a member of the New York State Medical Society and the Kings County Medical Society.

Moshe Laufer - Secretary/Treasurer & Director - Mr. Laufer has been the Secretary/Treasurer and a director of the Company since its inception. From 1995 to 1998 he has been primarily occupied with managing his investment portfolio and pursuing various personal and professional interests. From 1986 to 1995 Mr. Laufer was a licensed distributor of NY Bottling, Inc. a company engaged in the bottling and distribution of soft drinks in the Northeastern United States. Mr. Laufer is the brother-in-law of Mrs. Roth.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates all persons who, as of March 31, 2002, the most recent practicable date, are known by the Company to own beneficially more than 5% of any class of the Company's voting securities and all Directors of the Company and all Officers who are not Directors of the Company, as a group. As of March 31, 2002, there were 4,839,130 shares of the Company's common stock outstanding.


   TITLE           NAME AND ADDRESS                            AMOUNT AND NATURE
    OF               OF BENEFICIAL                               OF BENEFICIAL                        % OF
   CLASS                 OWNER                                       OWNER                            CLASS


Common          Bella Roth (1)                                    3,825,000                          79.04%
                543 Bedford Ave
                Brooklyn, NY

Common          Moshe Laufer (2)                                    175,000                           3.62%
                172 Rodney Street
                Brooklyn, NY

Common          Arnold Lipton, M.D. (2)                             100,000                           2.07%
                225 West 86th Street
                New York, NY

Common          Vitahealth Scientific, Inc. (3)                     300,000                           6.20%
                C/O Virilitec Industries, Inc.
                236 Broadway Ave., Suite 201
                Brooklyn, NY  11211

Common          All Directors and Executive (4)                   4,100,000                          84.73%
                Officers as a Group (3 persons)


(1) Includes underlying securities for options to purchase 325,000 additional shares of common stock. Does not include 3,800 shares owned by adult daughter residing in home. Mrs. Roth disclaims ownership of these shares.
(2) Includes underlying securities for options to purchase 75,000 additional shares of common stock.
(3) Includes underlying securities for options to purchase 300,000 additional shares of common stock.
(4) Includes underlying securities for options to purchase an aggregate of 475,000 additional shares of common stock.

ITEM 12. DESCRIPTION OF SECURITIES

See Item 20.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL

G. David Gordon & Associates, P.C. will pass on the validity of the common stock offered under this prospectus for the Company. David Gordon, a principal of G. David Gordon & Associates, P.C., does not own directly or beneficially any shares of the common stock of the Company.

Our financial statements as of July 31, 2001 included in our Annual Report on Form 10-KSB for the year ended July 31, 2001 are included herein and in the registration statement in reliance upon the report of Mark Cohen C.P.A., independent certified public accountant, and upon the authority of said firm as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law ("DGCL") provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter a "Proceeding"), by reason of the fact that person is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation) that person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

The DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that person is or was an Agent of the corporation, against expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which that person is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determined that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

During the fiscal year ended July 31, 2001, the Company paid $19,000 to a corporation owned by Mrs. Roth's husband. Payment was for the provision of management, administrative and consulting services and use of office space and equipment.

During the fiscal year ended July 31, 2000 the Company maintained its corporate offices at an office of one of its shareholders at 100 Cedarhurst Ave. Suite 201, Cedarhurst, NY 11516 at a cost of $150 monthly. No payments were made to the shareholder for the rent cost. The Company included rent expense of $1,800 for the fiscal year ended July 31, 2000 in the financial statements with a corresponding offset to paid in capital. The Company included rent expense of $300 for August 2001 and September 2001 in the financial statements with a corresponding offset to paid in capital.

ITEM 16. DESCRIPTION OF BUSINESS

The Company was formed to license and distribute a line of bioengineered virility nutritional supplements, designed to enhance human male sperm count and potency (the "Product"). The Product is a nutritional supplement derived from natural materials and compounds. While the Company believes it contains properties that could stimulate human male sperm production and sexual virility, it does not make any claims whatsoever that the Product does in fact induce the desired results. The Company has not clinically tested the Product, nor has it been clinically tested in a previous formulation. There is no statistical data to support any claims of effectiveness and the Company makes no such clinical claims. In this manner, the Product could be compared to a vitamin or herb, in that it is a nutritional supplement taken by individuals who believe that such supplements will have an effect upon a certain condition whether or not such result has been determined clinically to be a product of utilizing the supplement. There are other nutritional supplements that claim to have similar effectiveness as the Company's Product. However, to the Company's knowledge, none of them have demonstrated recognized clinical effectiveness.

Management believes that the current success and widespread coverage generated by Pfizer's Viagra(R) has positioned the market to be receptive to the introduction of a naturally derived nutritional supplement that is cheaper and may produce a positive effect upon male potency. As such, the Company entered into an agreement with Vitahealth Scientific, Inc., a New York corporation ("Vitahealth"), regarding the distribution of its nutritional supplement geared toward enhancing male potency and sperm count. Management believes that it can be successful in capitalizing on the market awareness of concerns over male potency by introducing the Product into worldwide markets.

Due to the nature of the Product, and the high cost of qualifying for US FDA approval, management determined that the best way to market the Product initially was to pursue sales internationally. The Company has not received any professional or governmental opinion that it would not be subject to governmental regulation in those countries in which the Company intends to sell the Product. However, in the Company's research of the market (via the internet, contacts with other providers of nutritional supplements and informal discussions with counsel), the Company has found overseas markets to be much more liberal in regulation than the United States. In fact a principal of Vitahealth (the Company's supplier) has sold a similar product to the overseas market without governmental regulatory involvement. As such, the Company has identified independent sales agents in England and Israel where it could, in the opinion of management, successfully introduce the Product with little or no regulatory approval needed. Due to the delays involved with commencing Product production, the Company was uncertain as to the start of the sales process and could not, in good faith, make commitments to potential distributors. As such, management has delayed interviewing potential distributors in other countries. As soon as sales via the Israel and England distributors are established, the Company will resume its efforts to identify and engage additional international distributors.

Vitahealth has sold a nutritional supplement designed to enhance male potency and sperm count in the past. However, Vitahealth spent most of the fiscal year reformulating its product to produce a Product with greater efficacy in producing the desired results. In conjunction with the reformulation of the Product, Vitahealth also revamped its production line, with all new commercial grade production and encapsulation equipment intended to allow it to produce the Product at a high volume. The facility is expected to have full certification from the Israel Department of Health. The certification from the Israel Department of Health is not a drug review or certification of the product itself. The facility is being built with "off the shelf" equipment, under standard health procedures. One of the principals of Vitahealth has previously manufactured a similar product in Israel, and is well versed in the applicable regulations. The production facility was designed and constructed under his direct supervision. The certification from the Israeli Department of Health is akin to certification from any local health department. They verify that the premises are clean and sanitary for the usage intended. As construction is supervised by an individual who is experienced with the health requirements, the Company expects that there should be no problem in the issuance of its certification.

There are currently many purveyors of nutritional supplements. The Company intends to compete by placing a focused advertising campaign with testimonial information (when available), and by referral. Management believes the Product will produce the desired effect upon its users, and that the success of those users will prompt others to add the Company's nutritional supplement to their diet.

The industry is extremely fragmented. There are many small operators - companies or individuals that sell nutritional supplements, and as such it is difficult to accurately determine what market share a specific vendor has. Additionally, while a principal of the Company's supplier has sold an earlier version of the Product, the Company is still deemed a newcomer selling its first product, and as such has no established position in the industry.

                      Licensing and Distribution Agreement

On August 25, 1998, the Company entered into a 50 year Licensing and Distribution Agreement with Vitahealth, whereby the Company was granted exclusive rights to distribute the Product. Under terms of the agreement, the Company's independent sales agents place sales orders directly with Vitahealth, which fills such orders. The sales agents pay Vitahealth upon order placement, and Vitahealth, acting as collections agent for the Company, forwards the Company's portion of the sales proceeds to the Company. Vitahealth has agreed to periodic reviews of its order receipts in order to ensure that the Company is receiving its appropriate revenue.

The Company has paid an initial non-refundable one time $8,500 licensing fee to Vitahealth. The Company will also pay Vitahealth an annual fee of $10,000, beginning 90 days after the Product is manufactured and ready for delivery to the Company's agents and then annually thereafter on the anniversary of the first payment's due date, as long as the Licensing and Distribution Agreement has not been terminated for any reason before the date such payment is due. Due to the longer than expected delays, the Company and Vitahealth have agreed to waive the $10,000 annual fee for this year. The agreement also calls for Vitahealth to be paid $1.45 per capsule of the product - to be sold in thirty day supplies (the Product's expected minimum usage period before a user would potentially achieve positive results). The Company expects to continue distributing the Product to its sales agents for $1.85 per capsule (thereby making $0.40 per capsule), and the Company's independent sales agents are projected to continue sell them for approximately $2.15 to $2.25 per capsule.

As of July 31, 1999 Vitahealth had not yet completed construction of its manufacturing facility, so the Company allowed Vitahealth a 95 day period from the signing of the Licensing Agreement before the Product would be ready for production and sale. Should the Product not be ready at such time, the Company had the right to either terminate the agreement within the following 30 days or extend the production deadline. As the production facility was not timely completed, the Company and Vitahealth agreed to extend the 95 day production deadline until September 30, 1999, when it believed the Product would be available.

Vitahealth and the Company have agreed upon certain minimal sales quotas to be maintained for the License Agreement to remain in effect. Should the sales levels fall below the sales quotas, the Company shall have the right to terminate the Licensing and Distribution Agreement. The sales quotas follow the following schedule; a) within the 2nd month of production and sales - a minimum of 22,500 capsules, b) within the 3rd month of production and sales - a minimum of 55,000 capsules, c) within the 6th month of production and sales - a minimum of 150,000 capsules, d) a minimum of 200,000 capsules for every month following the end of the 6th month of production and sales of the product. There is also a 10% increase in the sales quota effective annually on January 1, beginning January 1, 2000. The Company and Vitahealth are currently renegotiating the terms for the quotas.

                              Marketing and Growth

With the broad based recognition of products such as Pfizer's Viagra(R), Management believes the market is ready for the introduction of nutritional supplements designed to enhance human male potency and sperm count on a long term basis. Should the Company begin distribution of the Product domestically, it will be subject to regulation by the U.S. Food and Drug Administration ("FDA") and most likely also by the Federal Trade Commission ("FTC") but possibly under similar circumstances as standards applied to other mainstream food company product lines. However, certain more stringent regulations can be applied by the FDA and FTC to companies making health and/or nutritional claims beyond those approved by existing regulations. While the Company does not believe the more stringent regulations will apply, it cannot be certain. Therefore, the Company intends to distribute the Product internationally, at least initially.

The Product will be subject to regulation by the presiding jurisdictional drug and/or food regulatory commissions of the countries in which the Company intends to distribute the Product. While the Company does not believe that any regulations will apply to the distribution of the Product within the various countries in which it intends to initiate distribution, it cannot be certain. At this time the Company has selected the countries of Israel and England as its initial markets. Management believes that the regulatory requirements of those countries to be such that the Company will be able to launch sales in those countries without concern of violating food and/or drug regulations. The Company intends to increase its distribution to such additional countries as allow for the sale of the Product without expensive regulatory approval.

The Company has selected the initial sales force in Israel and now that the Product will be available in commercial quantities, the Company plans to begin the process of selecting additional qualified sales agents to be its direct representatives in the countries the Company will market the Product. The Company intends to support its sales agents with focused media (internet, magazine, newspaper) advertisements introducing the Product designed to heighten awareness of the availability of alternative products to enhance human male sperm count and potency such as the Product. The Company will also endeavor to provide its sales agents with promotional materials containing testimonials (when available) from users of the Company's products.

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with the financial statements and related notes that are included under Item 1. Statements made below which are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, our ability to complete development and then market our services, competitive factors and other risk factors as stated in other of our public filings with the Securities and Exchange Commission.

                                    Overview

The Company was formed to license and distribute a line of bioengineered virility nutritional supplements, designed to enhance human male sperm count and potency (the "Product"). The Product is a nutritional supplement derived from natural materials and compounds. While the Company believes it contains properties that could stimulate human male sperm production and sexual virility, it does not make any claims whatsoever that the Product does in fact induce the desired results. The Company has not clinically tested the Product, nor has it been clinically tested in a previous formulation. There is no statistical data to support any claims of effectiveness and the Company makes no such clinical claims. In this manner, the Product could be compared to a vitamin or herb, in that it is a nutritional supplement taken by individuals who believe that such supplements will have an effect upon a certain condition whether or not such result has been determined clinically to be a product of utilizing the supplement. There are other nutritional supplements that claim to have similar effectiveness as the Company's Product. However, to the Company's knowledge, none of them have demonstrated recognized clinical effectiveness.

On August 25, 1998, the Company entered into a 50 year Licensing and Distribution Agreement with Vitahealth, whereby the Company was granted exclusive rights to distribute the Product. Under terms of the agreement, the Company's independent sales agents place sales orders directly with Vitahealth, which fills such orders. The sales agents pay Vitahealth upon order placement, and Vitahealth, acting as collections agent for the Company, forwards the Company's portion of the sales proceeds to the Company. Vitahealth has agreed to periodic reviews of its order receipts in order to ensure that the Company is receiving its appropriate revenue.

The Company has paid an initial non-refundable one time $8,500 licensing fee to Vitahealth. The Company will also pay Vitahealth an annual fee of $10,000, beginning 90 days after the Product is manufactured and ready for delivery to the Company's agents and then annually thereafter on the anniversary of the first payment's due date, as long as the Licensing and Distribution Agreement has not been terminated for any reason before the date such payment is due. Due to Vitahealth's delays in producing the Product, Vitahealth has agreed to waive the licensing fee until July 31, 2002. The agreement also calls for Vitahealth to be paid $1.45 per capsule of the product - to be sold in thirty day supplies (the Product's expected minimum usage period before a user would potentially achieve positive results). The Company is currently distributing the Product to its sales agents for $1.85 per capsule (thereby making $0.40 per capsule), and the Company's independent sales agents are currently selling them for approximately $2.15 to $2.25 per capsule.

Vitahealth and the Company have agreed upon certain minimal sales quotas to be maintained for the agreement to remain in effect. Should the sales levels fall below the sales quotas, the Company shall have the right to terminate the Licensing and Distribution Agreement. The sales quotas follow the following schedule; a) within the 2nd month of production and sales - a minimum of 22,500 capsules, b) within the 3rd month of production and sales - a minimum of 55,000 capsules, c) within the 6th month of production and sales - a minimum of 150,000 capsules, d) a minimum of 200,000 capsules for every month following the end of the 6th month of production and sales of the product. There is also a 10% increase in the sales quota effective annually on January 1, beginning January 1, 2000. The Company and Vitahealth are currently renegotiating the terms for the quotas.

On August 9, 2001, the Company entered into an agreement with Meditech International KFT/LTD, a corporation formed and based in Hungary, to finance the development and manufacture of a cream and spray for use by people suffering from psoriasis and another neutracudical product. Under the terms of the Agreement, the Company will invest $200,000 by September 15, 2002 in return for profits from these products ranging from 67% to 74%. Neither of these products are regulated as drugs and no claims of medicinal value are claimed.

ITEM 18. DESCRIPTION OF PROPERTY

The Company maintains its corporate offices at 236 Broadway Avenue, Suite 201, Brooklyn, NY 11211 on a month-to-month basis at a rate of $300 per month.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended July 31, 2001, the Company paid $19,000 to a corporation owned by Mrs. Roth's husband. Payment was for the provision of management, administrative and consulting services and use of office space and equipment.

During the fiscal year ended July 31, 2000 the Company maintained its corporate offices at an office of one of its shareholders at 100 Cedarhurst Ave. Suite 201, Cedarhurst, NY 11516 at a cost of $150 monthly. No payments were made to the shareholder for the rent cost. The Company included rent expense of $1,800 for the fiscal year ended July 31, 2000 in the financial statements with a corresponding offset to paid in capital. The Company included rent expense of $300 for August 2001 and September 2001 in the financial statements with a corresponding offset to paid in capital.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     (a) Market Information

On February 6, 2001, the Company's Common Stock began being quoted on the NASDAQ Over-The-Counter Bulletin Board (OTC: BB) under the symbol VRLT. The following chart shows the high and low closing price of the Common Stock for each fiscal quarter since public trading started:

                              Fiscal
                           Quarter Ended              High           Low
                           -------------              ----           ----
                             4/30/01                 $4.00          $.10
                             7/31/01                 $2.50          $.90
                            10/31/01                 $2.50         $1.30
                             1/31/02                 $3.10          $.70
                             4/30/02                 $1.20          $.28

The Company currently has 42,100 Class A Warrants issued and outstanding. Each Warrant entitles the holder to purchase one Share of restricted Common Stock at an exercise price of $10.00, subject to adjustment, through the first anniversary of the date the Company's Shares are initially approved for trading in any public market.

Under the terms of the Company's licensing agreement, the Company has agreed to grant Vitahealth stock options to purchase up to 300,000 additional restricted shares of the Common Stock of the Company for a period of 5 years beginning June 30, 1999 according to the following schedule:


Date Option to be Effective     Amount of Options    Exercise Price (per Share)
---------------------------    --------------------  --------------------------
6/30/1999                       100,000               $10.00
11/30/1999                      100,000               $10.00
6/30/2000                       100,000               $10.00


The Company has also granted stock options to the following officers to purchase additional shares of common stock of the Company according to the following schedule:

Name of Option Holder           Amount of Options     Exercise Price (per Share)
---------------------          --------------------    ------------------------
Bella Roth                         175,000                     $2.50
Bella Roth                         150,000                     $4.00
Arnold Lipton, M.D.                 25,000                     $2.00
Arnold Lipton, M.D.                 50,000                     $3.00
Moshe Laufer                        25,000                     $2.50
Moshe Laufer                        50,000                     $4.00

The shares underlying the options issued to Vitahealth and the officers have no registration rights.

Of the 4,839,130 shares of common stock outstanding, 3,747,030 are currently subject to the resale restrictions and limitations of Rule 144. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate, or persons whose shares are aggregated with affiliates, who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed 1% of the total number of outstanding shares of the same class. In the event the shares are sold on an exchange or are reported on the automated quotation system of a registered securities association, you could sell during any three-month period the greater of such 1% amount or the average weekly trading volume as reported for the four calendar weeks preceding the date on which notice of your sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been an affiliate for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

                     DESCRIPTION OF REGISTRANT'S SECURITIES

In accordance with our Certificate of Incorporation, we are authorized to issue up to 20,000,000 shares of Common Stock, par value $.0001. As of March 31, 2002 there were 4,839,130 shares of Common Stock outstanding. No other class or series of stock was issued or outstanding on that date.

Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Holders of Common Stock are entitled to receive ratably the dividends, if any, declared from time to time by the Board of Directors out of legally available funds. Holders of Common Stock have no conversion, redemption or preemptive rights to subscribe to any of our securities. In the event of any liquidation, dissolution or winding-up of our affairs, holders of Common Stock will be entitled to share ratably in our assets remaining after provision for payment of liabilities to creditors. The rights, preferences and privileges of holders of Common Stock may be subject to the rights of the holders of any shares of preferred stock, which we may issue in the future

     (b) Holders

On September 30, 2001, there were 168 holders of the Company's common stock, and 9 holders of the Company's Class A Warrants.

     (c) Dividends

The Company has not declared any dividends to date. The payment by the Company of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not declared any cash dividends since inception, and has no present intention of paying any cash dividends on its Common Stock in the foreseeable future, as it intends to use earnings, if any, to generate growth.

ITEM 21. EXECUTIVE COMPENSATION

(a) General

Commencing November 12, 1998, the Company has agreed to pay Mrs. Bella Roth, its President and Chairman of the Board of Directors, an annual salary of $40,000. Mrs. Roth's compensation was disclaimed for the two years ended July 31, 2001. Mrs. Roth provides her services on a full-time basis. While the Company did not pay Mrs. Roth any salary during fiscal year 1999, the Company's financial statements for that period reflect the pro-rata amount under general and administrative expenses with a corresponding amount in paid-in-capital. Similarly, $52,500 is reflected as "other compensation expense" and "additional paid-in-capital" on the Company's financial statements. No executive officer or employee of the Company is paid more than $100,000 per year in salary and benefits.

(b) Summary Compensation Table

                           SUMMARY COMPENSATION TABLE


Name and                                           Other     Long-term
Principal Position         Year       Salary       Bonus     Compensation      Compensation: Options (1)
------------------         ----      --------      -----     ------------      -------------------------

Bella Roth                 2000         -            -           -                       -
President &                1999         -            -           -                       -
Chairman                   1998    $31,282(3)        -       $50,000(2)        325,000 options worth $0

Arnold Lipton, M.D.        2000         -            -           -                       -
V.P.-Scientific            1999         -            -           -                       -
Advisor &                  1998         -            -        $2,500(2)         75,000 options worth $0
Director

Moshe Laufer               2000         -            -           -                       -
Secretary,                 1999         -            -           -                       -
Treasurer &                1998         -            -           -              75,000 options worth $0
Director


          (1)Based on the  Company's  Offering  Memorandum  dated  September 25,
          1998, in which the Shares of the Company's stock was sold for an arbitrarily determined price of $1.00 per share for unrestricted shares of the Company's of common stock, the relatively high exercise price and the limited time before the Options expire, the options are essentially valueless.
          (2) Consists of shares purchased at par value which for accounting purposes are being valued at $.10.
          (3) Reflects amounts recorded on Company's financial statements as compensation. This is purely an accounting entry as no compensation was actually paid.

(c) Options/SAR Grants Table

None

(d) Aggregated Option/SAR Exercises and Fiscal Year End Option/SAR Value Table

None

(e) Long Term Incentive Plan ("LTIP") Awards Table

None

(f) Compensation of Directors

Commencing January 1, 1999 each Director shall receive 5,000 restricted shares annually. Said compensation is contingent upon attendance at no less than 50% of that year's Board of Director's meetings. These shares have not yet been issued over the last 3 years.

(g) Employment Contracts and Termination of Employment, and Change-in-Control Arrangements

The Company has no employment contracts with any of its executive officers. Mrs. Bella Roth serves as President of the Company for $40,000 annually, and will continue to serve under such terms without the benefit of an employment contract. There are no provisions for compensation to be paid to any executive officer or director of the Company upon the termination of their services by either party or by the actions of a third party.

(h) Report on Repricings of Options/SARs

None.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. During fiscal 2001, no transactions occurred which required the filing of any forms under Section 16(a).

ITEM 22. FINANCIAL STATEMENTS

The following financial statements are attached

1. Our Annual Report on Form 10-KSB/A for the fiscal year ended July 31, 2001;
2. Our Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 2002;

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a) On October 2, 2000 Registrant dismissed Joseph Morgenstern CPA as its independent accountants ("JM"). This action had been approved by Registrant's Board of Directors. During its tenure, JM did not issue a report on Registrant's financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the period of its engagement there were no disagreements between Registrant and JM on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of JM, would have caused it to make reference to the subject matter of the disagreement in connection with its opinion.

(b) On October 2, 2000 the Board of Directors of Registrant appointed Mark Cohen CPA ("MC") as its independent accountants. Prior to such engagement, Registrant did not consult with MC regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant's financial statements.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law ("DGCL") provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter a "Proceeding"), by reason of the fact that person is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation) that person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

The DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that person is or was an Agent of the corporation, against expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which that person is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determined that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be borne by the company, are as follows:

                 SEC Registration Fee                                    $ 9.78
                 Printing Expenses*                                      250.00
                 Accounting Fees and Expenses*                         1,000.00
                 Legal Fees and Expenses*                             10,000.00
                 Registrar and Transfer Agent Fee*                       500.00
                 Miscellaneous*                                        1,000.00

                 Total*                                             $ 12,759.78

*  Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On January 31, 2002, the Company completed the sale of 100,000 Units at a price of $.25 per Unit. Each Unit consisted of one Common Share, par value $.0001 and two Stock Purchase Warrants entitling the holder to purchase one share of common stock at $.75 per share and one share of common stock at $1.25 per share.

ITEM 27. EXHIBITS

Exhibit
No.        Title

5.1        Legal Opinion of G. David Gordon & Associates*
13.1       Virilitec Industries, Inc. Form 10-KSB/A for fiscal year ended July
           31, 2001*
13.2 Virilitec Industries, Inc. Form 10-QSB for the three and six months ended January 31, 2002*
23.1       Consent of Mark Cohen CPA*
23.2       Consent of G. David Gordon & Associates (included in Exhibit 5.1)*

*  Filed herewith

ITEM 28. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
               (iii) include any additional or changed material information with respect to the plan of distribution.

          (2) That, for the purpose of determining liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brooklyn, State of New York, on the --st of April, 2002.

                                            VIRILITEC INDUSTRIES, INC.



May 15, 2002                                /s/ Bella Roth
                                            ---------------------------------
                                            Bella Roth, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of Registrant and in the capacities indicated.


May 15, 2002                                /s/ Bella Roth
                                            ---------------------------------
                                            Bella Roth, Chief Executive Officer
                                            President and Chairman of the Board


May 15, 2002                                /s/ Moshe Laufer
                                            ---------------------------------
                                            Moshe Laufer, Secretary/Treasurer
                                                  and Director
                                            (Chief Financial/Accounting Officer)


May 15, 2002                                /s/ Arnold Lipton, M.D.
                                            ---------------------------------
                                            Arnold Lipton, M.D., Vice President
                                            Scientific Advisor and Director